Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS THIRD-QUARTER 2006 RESULTS

— Reaffirms 2006 Adjusted* Earnings Per Share Guidance —

LAKE FOREST, Ill., Nov. 8, 2006 — Hospira, Inc. (NYSE:HSP), a leading global hospital products company, today reported results for the third quarter ended Sept. 30, 2006.

•                  Against an unusually strong third quarter in 2005, net sales decreased 1.5 percent to $646.6 million.

•                  Adjusted* third-quarter diluted earnings per share were $0.45 versus $0.48 last year. Third-quarter 2006 adjusted* diluted earnings per share include $0.04 of stock option expense.

•                  Third-quarter GAAP diluted earnings per share were $0.35 versus $0.37 for the same period in 2005.

“The third quarter was one of continued progress for Hospira in executing on our long-term growth strategies, with notable advances such as the acquisition announcement of Mayne Pharma,” said Christopher B. Begley, chief executive officer, Hospira. “And despite challenging comparisons against an unusually strong third quarter in 2005, we remain on track to achieve our 2006 adjusted* earnings per share estimate. We continue to position Hospira for a strong future by investing for growth and working steadily to improve our operating margins and cash flow over the long term.”

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Third-quarter Financial Highlights

The following table highlights net sales, net income and diluted earnings per share results for the quarter ended Sept. 30, 2006:

In $ millions, except per share amounts	GAAP Three Months Ended Sept. 30%			Adjusted* Three Months Ended Sept. 30%
	2006	2005	Change	2006	2005	Change
Net Sales	$646.6	$656.6	(1.5)%	n/a	n/a	n/a
Net Income	$55.9	$59.9	(6.5)%	$72.9	$78.0	(6.6)%
Diluted EPS	$0.35	$0.37	(5.4)%	$0.45	$0.48	(6.3)%

Affecting year-over-year comparisons was third-quarter 2005’s particularly strong performance, which benefited from several factors, including the launch of the generic injectable drug ceftriaxone and a competitor’s supply issues.

A schedule detailing sales by product line for the third quarter and first nine months of 2006 and 2005 is attached to this press release.

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The primary components of the year-over-year change in net sales for the third quarter are as follows:

•                  Unfavorable volume and mix — (2.9) percentage points,

•                  Favorable pricing in the U.S. — 0.7 percentage point, and

•                  Favorable foreign currency translation — 0.6 percentage point.

Core net sales*, which exclude sales to Abbott and foreign exchange, declined 2.0 percent in the third quarter.

Significant Events in the Third Quarter

•                  Announced an agreement to acquire Mayne Pharma, an Australia-based, publicly held specialty injectable pharmaceuticals company, for approximately US$2 billion in cash. The combination would result in the creation of a leading, global, generic injectable pharmaceuticals company, more than doubling Hospira’s international presence and significantly accelerating the expansion of the company’s generic injectable business. Assuming all necessary regulatory approvals are secured and customary closing conditions met, the transaction is expected to be completed around the end of the year.

•                  Launched the generic anti-infective drug ciprofloxacin in a flip-top vial format immediately following the patent expiration of the branded version.

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•                  Announced separate agreements with group purchasing organizations (GPOs) Premier and HealthTrust Purchasing Group to provide their member organizations access to Hospira’s line of industry-leading pain management pumps. Both agreements are new and national in scope.

•                  Announced the appointment of Thomas E. Werner to the position of senior vice president, Finance, and chief financial officer.

Additional Third-quarter Information

In conjunction with the previous table, the following summarizes the financial results for the quarter ended Sept. 30, 2006:

In $ millions	GAAP Three Months Ended Sept. 30%			Adjusted* Three Months Ended Sept. 30%
	2006	2005	Change	2006	2005	Change
Gross Profit	$219.0	$227.6	(3.8)%	$237.6	$232.6	2.1%
R&D Expense	$36.5	$35.5	2.7%	$36.2	$35.4	2.4%
S,G&A Expense	$103.5	$91.5	13.1%	$99.6	$84.3	18.1%
Income from Operations	$79.1	$100.6	(21.4)%	$101.8	$113.0	(9.9)%
Statistics
Gross Margin	33.9%	34.7%		36.7%	35.4%
R&D as % of Sales	5.6%	5.4%		5.6%	5.4%
S,G&A as % of Sales	16.0%	13.9%		15.4%	12.8%
Operating Margin	12.2%	15.3%		15.7%	17.2%

U.S. Generally Accepted Accounting Principles (GAAP) results include the effects of non-recurring transition expenses, manufacturing optimization

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expenses, and other items as detailed in the schedules attached to this press release.

The improvement in adjusted* gross margin was attributable primarily to lower manufacturing costs, improvement in manufacturing volumes and product mix, and favorable pricing in the U.S. These factors were partially offset by incremental freight and distribution infrastructure costs, primarily in the International segment.

The increase in adjusted* Research & Development (R&D) expense was primarily due to the inclusion of stock option expense in 2006.

The increase in adjusted* Selling, General and Administrative (S,G&A) expense was driven mainly by higher, ongoing, incremental costs associated with being a stand-alone public company, particularly related to operating the company’s independent information technology (IT) system and its international business. The inclusion of stock option expense in 2006 results was also a factor.

The decrease in adjusted* operating margin was attributable to higher S,G&A and R&D expense, which more than offset the improvement to the adjusted* gross margin.

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Cash Flow

Cash flow from operations for the first nine months of 2006 was $331.9 million, down from $471.3 million in the same period last year. The decrease in cash flow relates primarily to higher inventory levels.

Capital expenditures were $183.6 million for the first nine months of 2006, compared with $189.5 million for the same period in 2005. The decline in spending to build out the company’s independent infrastructure more than offset the capital spending related to its manufacturing optimization initiatives.

2006 Projections

Due to delays in purchasing decisions by customers in Medication Management Systems as well as the expectation of lower-than-previously-projected sales growth in International, the company now projects that core net sales* will grow at a mid-single-digit rate. On a GAAP basis, net sales are expected to grow approximately 1 to 2 percent.

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Hospira continues to project that the adjusted* earnings per share for full-year 2006 will be between $1.97 and $2.02, despite the lower growth rate in sales. These projections do not include any charges or other impacts resulting from the company’s pending acquisition of Mayne Pharma or other pending transactions. The charges or other impacts could include purchase-accounting charges and integration expenses relating to the transactions, and could include approximately $21 million in additional pre-tax expenses relating to a potential biogenerics collaboration opportunity that could be closed during the fourth quarter.

The reconciliation between the projected adjusted* diluted earnings per share and GAAP-basis earnings per share is:

Diluted earnings per share — adjusted* (includes $0.17 of stock option expense)	$1.97 - $2.02

Estimated non-recurring transition expenses related to becoming an independent, stand-alone company (estimated $0.16 to $0.17 per diluted share for 2006)	($0.16)
Estimated charges related to previously announced manufacturing optimization initiatives (mid-point of an estimated $0.24 to $0.28 per diluted share range for 2006)	($0.26)
Diluted earnings per share — GAAP basis	$1.55 - $1.60

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Cash flow from operations in 2006 is now projected to range between $400 million and $425 million, with capital expenditures estimated in the $220 million to $240 million range. The company expects depreciation and amortization to range between $150 million and $160 million.

*Use of Non-GAAP Financial Measures

As used in this press release, the term “adjusted” refers to operating performance measures that exclude the non-recurring transition expenses in 2006 and 2005 related to becoming an independent, stand-alone company; charges related to the company’s manufacturing optimization initiatives; and other items as detailed in the schedules attached to this press release. Reconciliations of these non-GAAP measures to the most comparable GAAP measure are contained in the schedules attached to this press release.

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Management believes that the items excluded in the adjusted, non-GAAP financial measures are not necessarily indicative of the company’s base business results. Management believes that these non-GAAP financial measures provide useful information to both management and investors in their analysis of the company’s ongoing business and operating performance. Management also believes that such presentation, when taken together with results presented on a GAAP basis, enables investors to have more complete information with which to assess the company’s results of operations and prospects. The information also allows management and investors to better compare the company’s performance on both year-over-year and competitive bases. In addition, management uses this information for operational planning and decision-making purposes, including establishing employee incentive targets.

Non-GAAP financial measures should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by Hospira may not be comparable to similarly titled measures reported by other companies.

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Webcast

A conference call for investors and media will be held at 8 a.m. Central Time on Wednesday, Nov. 8, 2006. A live webcast of the conference call will be available at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper computer setup for receiving the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™ by developing, manufacturing and marketing products that help improve the productivity, safety and efficacy of patient care. With 70 years of service to the hospital industry, Hospira’s portfolio includes one of the industry’s broadest lines of generic acute-care injectables, which help address the high cost of proprietary pharmaceuticals; integrated solutions for medication management and infusion therapy; and the leading U.S. injectable contract manufacturing business. Headquartered north of Chicago in Lake Forest, Ill., Hospira has approximately 13,000 employees and 14 manufacturing facilities worldwide. Hospira’s news releases and other information can be found at www.hospira.com.

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Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s Annual Report on Form 10-K for the year ended Dec. 31, 2005, and subsequent Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Lynn McHugh
(224) 212-2276	(224) 212-2363
Tareta Adams
(224) 212-2535

###

Hospira, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(dollars and shares in thousands, except for per share amounts)

	Three Months Ended September 30			Nine Months Ended September 30
	2006	2005	% Change	2006	2005	% Change
Net sales	$605,264	$613,898	(1.4)	$1,859,273	$1,849,103	0.5
Net sales to Abbott Laboratories	41,376	42,672	(3.0)	122,762	131,443	(6.6)
Total Net Sales	646,640	656,570	(1.5)	1,982,035	1,980,546	0.1

Cost of products sold	427,612	429,008	(0.3)	1,293,125	1,316,790	(1.8)
Gross Profit	219,028	227,562	(3.8)	688,910	663,756	3.8

Research and development	36,470	35,525	2.7	106,526	96,767	10.1
Selling, general and administrative	103,506	91,483	13.1	316,373	260,767	21.3
Income From Operations	79,052	100,554	(21.4)	266,011	306,222	(13.1)

Interest expense	8,059	6,916	16.5	22,999	20,942	9.8
Other (income), net	(4,099)	(3,409)	nm	(12,394)	(8,090)	nm
Income Before Income Taxes	75,092	97,047	(22.6)	255,406	293,370	(12.9)

Income tax expense	19,147	37,192	(48.5)	65,128	84,309	(22.8)
Net Income	$55,945	$59,855	(6.5)	$190,278	$209,061	(9.0)

Earnings Per Common Share:
Basic	$0.36	$0.38	(5.3)	$1.21	$1.32	(8.3)
Diluted	$0.35	$0.37	(5.4)	$1.18	$1.30	(9.2)

Weighted Average Common Shares Outstanding:
Basic	156,359	160,103	(2.3)	157,897	158,643	(0.5)
Diluted	158,781	162,842	(2.5)	161,214	160,797	0.3

Hospira, Inc.
Reconciliation of Condensed Consolidated Statements of Income
(Unaudited)
(dollars and shares in thousands, except per share amounts)

	Three Months Ended September 30
	2006				2005				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted
Net sales	$605,264	$—		$605,264	$613,898	$—		$613,898	(1.4)	(1.4)
Net sales to Abbott Laboratories	41,376	—		41,376	42,672	—		42,672	(3.0)	(3.0)
Total Net Sales	646,640	—		646,640	656,570	—		656,570	(1.5)	(1.5)

Cost of products sold	427,612	(18,566	)A	409,046	429,008	(5,070	)C	423,938	(0.3)	(3.5)
Gross Profit	219,028	18,566		237,594	227,562	5,070		232,632	(3.8)	2.1

Research and development	36,470	(262	)B	36,208	35,525	(155	)B	35,370	2.7	2.4
Selling, general and administrative	103,506	(3,943	)B	99,563	91,483	(7,178	)B	84,305	13.1	18.1
Income From Operations	79,052	22,771		101,823	100,554	12,403		112,957	(21.4)	(9.9)

Interest expense	8,059	—		8,059	6,916	—		6,916	16.5	16.5
Other (income), net	(4,099)	—		(4,099)	(3,409)	—		(3,409)	nm	nm
Income Before Income Taxes	75,092	22,771		97,863	97,047	12,403		109,450	(22.6)	(10.6)

Income tax expense	19,147	5,807		24,954	37,192	(5,787	)D	31,405	(48.5)	(20.5)
Net Income	$55,945	$16,964		$72,909	$59,855	$18,190		$78,045	(6.5)	(6.6)

Earnings Per Common Share:
Basic	$0.36	$0.11		$0.47	$0.38	$0.11		$0.49	(5.3)	(4.1)
Diluted	$0.35	$0.10		$0.45	$0.37	$0.11		$0.48	(5.4)	(6.3)

Weighted Average Common Shares Outstanding:
Basic	156,359	156,359		156,359	160,103	160,103		160,103	(2.3)	(2.3)
Diluted	158,781	158,781		158,781	162,842	162,842		162,842	(2.5)	(2.5)

Statistics (as a % of Total Net Sales, except for income tax rate)

Gross Profit	33.9%	36.7%	34.7%	35.4%
R&D	5.6%	5.6%	5.4%	5.4%
SG&A	16.0%	15.4%	13.9%	12.8%
Income From Operations	12.2%	15.7%	15.3%	17.2%
Income Before Income Taxes	11.6%	15.1%	14.8%	16.7%
Net Income	8.7%	11.3%	9.1%	11.9%
Income tax rate	25.5%	25.5%	38.3%	28.7%

A — Includes costs of $18,291 related to the planned closure of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL, facilities as part of Hospira’s manufacturing optimization initiatives; and non-recurring transition costs of $275.

B — Non-recurring transition costs.

C — Includes non-recurring charges of $2,278 related to the closure of the Donegal, Ireland, facility as part of Hospira’s manufacturing optimization initiatives; and non-recurring transition costs of $2,792.

D — Includes $9,500 one-time tax impact of earnings repatriation related to The American Jobs Creations Act, and the impact of increasing the overall effective tax rate from 24% to 25.5%.

Hospira, Inc.
Reconciliation of Condensed Consolidated Statements of Income
(Unaudited)
(dollars and shares in thousands, except per share amounts)

	Nine Months Ended September 30
	2006				2005				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted
Net sales	$1,859,273	$—		$1,859,273	$1,849,103	$—		$1,849,103	0.5	0.5
Net sales to Abbott Laboratories	122,762	—		122,762	131,443	—		131,443	(6.6)	(6.6)
Total Net Sales	1,982,035	—		1,982,035	1,980,546	—		1,980,546	0.1	0.1

Cost of products sold	1,293,125	(45,697	)A	1,247,428	1,316,790	(23,441	)C	1,293,349	(1.8)	(3.6)
Gross Profit	688,910	45,697		734,607	663,756	23,441		687,197	3.8	6.9

Research and development	106,526	(3,266	)B	103,260	96,767	(375	)B	96,392	10.1	7.1
Selling, general and administrative	316,373	(23,144	)B	293,229	260,767	(25,315	)B	235,452	21.3	24.5
Income From Operations	266,011	72,107		338,118	306,222	49,131		355,353	(13.1)	(4.9)

Interest expense	22,999	—		22,999	20,942	—		20,942	9.8	9.8
Other (income), net	(12,394)	—		(12,394)	(8,090)	—		(8,090	nm	nm
Income Before Income Taxes	255,406	72,107		327,513	293,370	49,131		342,501	(12.9)	(4.4)

Income tax expense	65,128	18,387		83,515	84,309	3,028	D	87,337	(22.8)	(4.4)
Net Income	$190,278	$53,720		$243,998	$209,061	$46,103		$255,164	(9.0)	(4.4)

Earnings Per Common Share:
Basic	$1.21	$0.34		$1.55	$1.32	$0.29		$1.61	(8.3)	(3.7)
Diluted	$1.18	$0.33		$1.51	$1.30	$0.29		$1.59	(9.2)	(5.0)

Weighted Average Common Shares Outstanding:
Basic	157,897	157,897		157,897	158,643	158,643		158,643	(0.5)	(0.5)
Diluted	161,214	161,214		161,214	160,797	160,797		160,797	0.3	0.3

Statistics (as a % of Total Net Sales, except for income tax rate)

Gross Profit	34.8%	37.1%	33.5%	34.7%
R&D	5.4%	5.2%	4.9%	4.9%
SG&A	16.0%	14.8%	13.2%	11.9%
Income From Operations	13.4%	17.1%	15.5%	17.9%
Income Before Income Taxes	12.9%	16.5%	14.8%	17.3%
Net Income	9.6%	12.3%	10.6%	12.9%
Income tax rate	25.5%	25.5%	28.7%	25.5%

A — Includes costs of $50,242 related to the planned closure of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL, facilities as part of Hospira’s manufacturing optimization initiatives; a reduction of the obligation associated with the sale of the Salt Lake City, UT, manufacturing plant to ICU Medical ($1,100); a gain on the sale of the Donegal, Ireland, facility ($7,851); and non-recurring transition costs of $4,406.

B — Non-recurring transition costs.

C — Includes an impairment charge of $2,429 and other charges of $13,404 related to the sale of the Salt Lake City, UT, manufacturing plant to ICU Medical; $2,278 related to the closure of the Donegal, Ireland, facility as part of Hospira’s manufacturing optimization initiatives; and non-recurring transition costs of $5,330.

D — Includes $9,500 one-time tax impact of earnings repatriation related to The American Jobs Creations Act.

Hospira, Inc.
Reconciliation of Earnings Per Share
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Diluted Earnings Per Common Share - GAAP	$0.35	$0.37	$1.18	$1.30

Adjustments:
Non-recurring transition costs	0.02	0.04	0.14	0.14

Charges related to manufacturing optimization initiatives	0.08	0.01	0.23	0.01

Gain on sale of Donegal, Ireland facility	—	—	(0.04)	—

Tax Impact of earnings repatriation related to The American Jobs Creations Act	—	0.06	—	0.06

Reduction of obligation related to the 2005 sale of Salt Lake City, UT manufacturing plant	—	—	(0.01)	—

Obligation related to the sale of Salt Lake City, UT manufacturing plant	—	—	—	0.06

Asset impairment charge related to the sale of Salt Lake City, UT manufacturing plant	—	—	—	0.01
Subtotal of Adjustments	0.10	0.11	0.33	0.29

Diluted Earnings per Common Share - Adjusted	$0.45	$0.48	$1.51	$1.59

Adjustment figures may not add to subtotal amounts due to rounding.

Reconciliation of Stock Options Expense Impact on Diluted Adjusted Earnings Per Share
(Unaudited)

Had the Company recorded stock option expense during 2005, adjusted diluted EPS would have remained steady for the quarter ended September 30, 2005, and decreased 0.7 percent for the nine months ended September 30, 2005. A reconciliation follows:

	Three Months Ended September 30			Nine Months Ended September 30
	2006	2005	% Change	2006	2005	% Change
Diluted Earnings Per Common Share - Adjusted (2005 Stock Option Expense not included)	$0.45	$0.48	(6.3)	$1.51	$1.59	(5.0)

Pro-forma Options Expense	n/a	(0.03)		n/a	(0.07)

Diluted Earnings Per Common Share - Adjusted* (2005 Stock Option Expense included)	$0.45	$0.45	0.0	$1.51	$1.52	(0.7)

*                    Management believes that the presentation of 2005 results including pro-forma stock option expense assists period-to-period comparability.

Hospira, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(dollars in thousands)

	September 30	December 31
	2006	2005
Assets
Current Assets:
Cash and cash equivalents	$293,592	$520,610
Net trade receivables	355,679	327,146
Inventories	618,394	510,268
Prepaid expenses, deferred income taxes and other receivables	224,038	203,141
Total Current Assets	1,491,703	1,561,165

Net property and equipment	1,020,938	990,813
Intangible assets, net of amortization	13,480	14,926
Goodwill	89,197	89,197
Deferred income taxes	31,534	17,692
Other assets	122,924	115,389
Total Assets	$2,769,776	$2,789,182

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$7,817	$2,579
Trade accounts payable	157,329	129,865
Salaries payable and other accruals	441,182	384,713
Due to Abbott, net	—	79,079
Total Current Liabilities	606,328	596,236
Long-term debt	690,401	695,285
Post-retirement obligations, deferred income taxes and other long-term liabilities	155,889	169,794
Commitments and Contingencies	—	—
Total Liabilities	1,452,618	1,461,315
Total Shareholders’ Equity	1,317,158	1,327,867
Total Liabilities and Shareholders’ Equity	$2,769,776	$2,789,182

Hospira, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(dollars in thousands)

	Nine Months Ended September 30
	2006	2005
Cash Flow From (Used in) Operating Activities:

Net income	$190,278	$209,061
Adjustments to reconcile net income to net cash from operating activities—
Depreciation	114,731	116,647
Amortization of intangibles	1,446	1,349
Stock-based compensation expense	27,819	—
Gain on asset dispositions	(7,851)	—
Changes in assets and liabilities—
Trade receivables	(23,979)	398
Inventories	(101,637)	(7,788)
Prepaid expenses and other assets	(13,648)	(13,527)
Trade accounts payable and other liabilities	96,818	165,703
Other, net	47,888	(538)
Net Cash From Operating Activities	331,865	471,305

Cash Flow From (Used in) Investing Activities:

Acquisitions of property and equipment	(183,632)	(189,525)
Proceeds from asset dispositions	19,283	31,818
Purchase of investments and intangibles	(17,438)	(30,790)
Sales of marketable securities	—	72,438
Net Cash (Used in) Investing Activities	(181,787)	(116,059)

Cash Flow From (Used in) Financing Activities:

Payment to Abbott for international net assets	(124,251)	(106,521)
Common stock repurchased	(299,766)	—
Issuance of long-term debt, net of fees paid	—	1,750
Repayment of long-term debt	(111)	(84)
Other borrowings, net	1,955	3,843
Excess tax benefit from stock-based compensation arrangements	3,373	—
Proceeds from stock options exercised	39,576	97,612
Net Cash (Used in) Financing Activities	(379,224)	(3,400)

Effect of exchange rate changes on cash and cash equivalents	2,128	(2,032)

Net change in cash and cash equivalents	(227,018)	349,814
Cash and cash equivalents at beginning of period	520,610	127,695
Cash and cash equivalents at end of period	$293,592	$477,509

Hospira, Inc.

(Unaudited)

(dollars in thousands)

Sales by Product Line

	Three Months Ended September 30			Nine Months Ended September 30
	2006	2005	% Change	2006	2005	% Change
U.S. —

Specialty Injectable Pharmaceuticals	$198,362	$205,230	(3.3)	$590,915	$630,994	(6.4)
Medication Delivery Systems	199,029	206,119	(3.4)	626,498	598,726	4.6
Injectable Pharmaceutical Contract Manufacturing	38,090	43,843	(13.1)	139,879	145,989	(4.2)
Sales to Abbott Laboratories	25,038	25,553	(2.0)	70,860	80,537	(12.0)
Other	72,506	70,584	2.7	211,749	194,853	8.7

Total U.S.	533,025	551,329	(3.3)	1,639,901	1,651,099	(0.7)

International —

Sales to Third Parties	97,277	88,122	10.4	290,232	278,541	4.2
Sales to Abbott Laboratories	16,338	17,119	(4.6)	51,902	50,906	2.0

Total International Sales	113,615	105,241	8.0	342,134	329,447	3.9

Consolidated Net Sales	$646,640	$656,570	(1.5)	$1,982,035	$1,980,546	0.1

Reconciliation of Consolidated Net Sales to Core Net Sales*

	Three Months Ended September 30			Nine Months Ended September 30
	2006	2005	% Change	2006	2005	% Change

Consolidated Net Sales	$646,640	$656,570	(1.5)	$1,982,035	$1,980,546	0.1

Less:
Sales to Abbott Laboratories	(41,376)	(42,672)		(122,762)	(131,443)
Berlex imaging agents	—	94		—	(67,080)

Impact of foreign currency	(3,800)	—		(5,000)	—

Core Net Sales*	$601,464	$613,992	(2.0)	$1,854,273	$1,782,023	4.1

*   Management believes that presentation of the change in core net sales, which excludes Sales to Abbott Laboratories, Berlex imaging agents, and the Impact of foreign currency, is useful to investors in that it provides an additional measure to assess the underlying sales trend of Hospira’s ongoing business.

Hospira, Inc.
Segment Information
(Unaudited)
(dollars in thousands)

	Three Months Ended September 30								Nine Months Ended September 30
	Net Sales			Income from Operations					Net Sales			Income from Operations
	2006	2005	% Change	2006		2005		% Change	2006	2005	% Change	2006		2005		% Change
U.S.	$533,025	$551,329	(3.3)	$80,623	A	$98,905	A	(18.5)	$1,639,901	$1,651,099	(0.7)	$277,738	A	$289,731	A	(4.1)

International	113,615	105,241	8.0	10,831	B	15,805	B	(31.5)	342,134	329,447	3.9	29,445	B	57,997	B	(49.2)

Total reportable segments	$646,640	$656,570	(1.5)	91,454		114,710		(20.3)	$1,982,035	$1,980,546	0.1	307,183		347,728		(11.7)

Corporate functions				(12,402	)C	(14,156	)C	(12.4)				(41,172	)C	(41,506	)C	(0.8)
Income from operations				79,052		100,554		(21.4)				266,011		306,222		(13.1)
Other, net				(3,960)		(3,507)		nm				(10,605)		(12,852)		nm
Income before income taxes				$75,092		$97,047		(22.6)				$255,406		$293,370		(12.9)

Included in the reported Income before income taxes above, are the following costs:	Included in the reported Income before income taxes above, are the following costs:

A -- U.S.			A -- U.S.
Non-recurring transition costs	$3,605	$7,493	Non-recurring transition costs	$19,890	$24,777
Costs/(Income) associated with the sale of the Salt Lake City, UT manufacturing plant	—	—	Costs/(Income) associated with the sale of the Salt Lake City, UT manufacturing plant	(1,100)	15,833
Costs related to the planned closure of the Ashland, OH and North Chicago, IL facilities	9,749	—	Costs related to the planned closure of the Ashland, OH and North Chicago, IL facilities	25,506	—
Total U.S.	$13,354	$7,493	Total U.S.	$44,296	$40,610

B -- International			B -- International
Non-recurring transition costs	663	1,844	Non-recurring transition costs	8,326	4,247
Costs related to the planned closure of the Donegal, Ireland and Montreal, Canada facilities	8,542	2,278	Costs related to the planned closure of the Donegal, Ireland and Montreal, Canada facilities	24,736	2,278
Gain on the sale of the Donegal, Ireland facility	—	—	Gain on the sale of the Donegal, Ireland facility	(7,851)	—
Total International	$9,205	$4,122	Total International	$25,211	$6,525

C -- Corporate			C -- Corporate
Non-recurring transition costs	212	788	Non-recurring transition costs	2,600	1,996
Total Corporate	$212	$788	Total Corporate	$2,600	$1,996

Total	$22,771	$12,403	Total	$72,107	$49,131